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                                                                    EXHIBIT 99.2

                           FOR IMMEDIATE PRESS RELEASE




FOR:     PMC Capital, Inc.                           CONTACT: Investor Relations
         18111 Preston Road, Suite 600                        (972) 349-3256
         Dallas, TX 75252


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         PMC CAPITAL, INC. ANNOUNCES FOURTH QUARTER AND YEAR-END RESULTS
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                                PMC CAPITAL, INC.
                                AMEX (SYMBOL PMC)


Dallas, TX                                                         March 8, 2001

PMC Capital, Inc. (AMEX: PMC) announced fourth quarter and year-end results today. For the three months ended December 31, 2000, net income was $3,479,000, or $0.29 per share, as compared to $2,710,000, or $0.22 per share, for the three months ended December 31, 1999. For the year ended December 31, 2000, net income was $11,253,000, or $0.93 per share, as compared to $13,420,000, or $1.11 per share, for the year ended December 31, 1999. The decrease in 2000 net income is primarily a result of 1999 net income including a $2,564,000 gain recorded during the second quarter of 1999 compared to a $564,000 gain recognized during the fourth quarter of 2000. These gains relate to the securitization of approximately $28 million and $60 million of loan portfolio in December 2000 and June 1999, respectively. Excluding the gains recognized, (1) net income for the year ended December 31, 1999 was approximately $10.9 million compared to $10.7 million during the year ended December 31, 2000 and (2) net income for the three months ended December 31, 1999 was approximately $2.7 million compared to $2.9 million during the three months ended December 31, 2000.

Lance B. Rosemore, President of PMC Capital, Inc. stated, "In December 2000, we completed a co-securitization with our affiliate PMC Commercial Trust (AMEX:
PCC). The joint contribution of assets enables us to access the securitization market more frequently than in the past. We anticipate completing more co-securitizations with PMC Commercial. We have seen increased activity from potential borrowers as many of our competitors have stopped originating long-term real estate loans. Since we have had long term favorable experience in our market sectors, we expect to increase our originations. Proceeds from our recent securitization and our credit facility are available to originate loans. We presently have extended commitments to fund over $41 million in loans."

We funded $9.6 million and $44.2 million in loans during the three months and year ended December 31, 2000, respectively. As a result of the securitization of $28 million of loans, our retained loan portfolio decreased by $5.9 million from $106.3 million at December 31, 1999 to $100.4 million at December 31, 2000. At December 31, 2000, we had commitments to fund an additional $32.2 million in loans.

The following tables contain comparative selected financial data as of December 31, 2000 and 1999 and for the three months and years ended December 31, 2000 and 1999:


FINANCIAL POSITION INFORMATION


                                        December 31,       December 31,      Increase/
                                          2000                1999           (Decrease)%
                                    ----------------    ----------------    ------------
Loans receivable, net                $ 100.4 million     $ 106.3 million       (6)%
Total investments                    $ 156.5 million     $ 160.9 million       (3)%
Total assets                         $ 161.5 million     $ 165.2 million       (2)%
Notes and debentures payable         $  73.0 million     $  74.0 million       (1)%
Total shareholders' equity           $  72.7 million     $  73.3 million       (1)%
Shares outstanding                      11.9 million        11.8 million       (1)%
Net asset value per common share     $          6.13     $          6.20       (1)%




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PMC CAPITAL, INC.      PAGE 2        FOURTH QUARTER RESULTS        MARCH 8, 2001
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OPERATING INFORMATION
       (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                              Year Ended                Three Months
                                                           Ended December 31,         Ended December 31,
                                                      ------------------------    ------------------------
                                                         2000          1999          2000           1999
                                                      ----------    ----------    ----------    ----------
REVENUES:
         Interest ................................    $   13,540    $   14,195    $    3,642    $    3,628
         Income from retained
              interests in transferred assets ....         4,020         3,467         1,088         1,059
         Premium income ..........................           573         1,090            75           164
         Other investment income, net ............           823           843           309           344
         Equity in income of
              unconsolidated subsidiaries, net ...           480           712           140           121
         Other income, net .......................         2,148         2,320           656           621
                                                      ----------    ----------    ----------    ----------
               TOTAL REVENUES ....................        21,584        22,627         5,910         5,937
                                                      ----------    ----------    ----------    ----------

EXPENSES:
         Interest ................................         5,383         5,313         1,495         1,297
         General, administrative and other .......         5,897         5,827         1,608         1,589
                                                      ----------    ----------    ----------    ----------
               TOTAL EXPENSES ....................        11,280        11,140         3,103         2,886
                                                      ----------    ----------    ----------    ----------
Income from operations ...........................        10,304        11,487         2,807         3,051

Realized and unrealized gain (loss)
         on investments ..........................           949         1,933           672          (341)
                                                      ----------    ----------    ----------    ----------

NET INCOME .......................................    $   11,253    $   13,420    $    3,479    $    2,710
                                                      ==========    ==========    ==========    ==========

BASIC AND DILUTED EARNINGS PER SHARE .............    $     0.93    $     1.11    $     0.29    $     0.22
                                                      ==========    ==========    ==========    ==========



Certain matters discussed in this press release are "forward-looking statements" intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such because the context of the statement will include words such as the Company "expects," "anticipates" or words of similar import. Similarly, statements that describe the Company's future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties, including the financial performance of the Company, real estate conditions and market valuations of its stock, which could cause actual results to differ materially from those currently anticipated. Although the Company believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, the Company can give no assurance that its expectations will be attained. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements. The forward-looking statements made herein are only made as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.